Exhibit 99.1

Moventis Capital Announces Additional $1.2 Million in Purchase Orders for PTL Electronics

Orders from leading digital media networks provider now exceed US$4.8 million

VANCOUVER, BC (June 5, 2007)...  Moventis Capital, Inc. (OTCBB: MVTS), an acquisition and management company that acquires small and medium-sized private enterprises (SMEs) and provides resources and management to promote growth and enhance valuation, announces that its recently acquired portfolio company, PTL Electronics, Ltd. (PTL), has received an additional US$1.2 million in purchase orders from a leading developer of digital media networks.

The current US$1.2 million purchase order adds to a previously announced order of US$3.6 million, bringing the total amount of orders received from this new customer over the past nine months to US$4.8 million. The purchase orders are for the immediate delivery of electronics manufacturing and complete box-build assembly services of multi-media display technology.

“PTL continues to demonstrate a commitment to customer service and the ability to provide flexible turn-key manufacturing solutions. We do anticipate substantial ongoing orders for PTL as this new customer continues to ramp-up installations across North America,” states Blake Ponuick, chairman and CEO of Moventis Capital. “We look forward to keeping our shareholders informed on the progress of PTL and future Moventis portfolio companies.”

About PTL Electronics, Ltd.
PTL Electronics, Ltd. (PTL), a Moventis portfolio company, provides electronics manufacturing services (EMS) to a niche market of businesses looking to design and produce very high-end and complex products ranging from ultrasound machines to alternative fuel cells. PTL operates in the $115 billion EMS sector and serves some of the world’s largest markets including industrial controls, medical services, telecommunications and computing. For more information on PTL, visit www.ptlelectronics.com.

About Moventis Capital, Inc.
Moventis Capital, a Delaware corporation, is a publicly traded acquisition and growth management company that seeks to acquire quality, established small and medium-sized enterprises (SMEs) and provide resources and management to improve growth and enhance valuations. Moventis intends to capitalize on an underserved market of successful SMEs, primarily privately held, that do not meet the size or industry requirements of many acquisition and investment firms. For more information, visit www.moventiscapital.com.

Safe Harbor
Statements included in this news release, which are not historical in nature, are intended to be, and are hereby identified as "Forward-Looking Statements" for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the ability of Moventis (or any other company mentioned in this release) to consummate acquisitions, obtain necessary financing and successfully grow operations, revenue and profitability. The PTL purchase orders mentioned in this release represent orders from customers for currently scheduled manufacturing services. The actual dates of completion or when and how much revenue is booked may vary based on a number of factors affecting normal business operations, including changing customer needs and requirements. There can be no assurance that bookings will convert to revenue, or that PTL will be able to increase capacity to fulfill orders in a timely fashion.  Forward-Looking Statements may be identified by words including "outlook," "anticipate," "await," envision," "foresee," "aim at," "plans," "believe," "intends," "estimates," "expects" and "projects" including, without limitation, those relating to the company's financial expectations and future business prospects. Readers are directed to the Moventis filings with the US Securities and Exchange Commission, including its Risk Factors described in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 and its quarterly reports on Form 10-QSB; other risks or uncertainties may be detailed from time to time in future SEC filings for additional information and a presentation of the risks and uncertainties that may affect the company's business and results of operations. Any financial guidance provided in this news release is based on limited information available to Moventis at this time and is subject to change. Although management's expectations may change after the date of this news release, Moventis undertakes no obligation to revise or update this guidance or publicly release the results of any revision to these forward-looking statements.

Contact:

Moventis Capital

Blake Ponuick, CEO

investors@moventiscapital.com

604-535-3900